Jennison 20/20 Focus Fund
(formerly Prudential 20/20 Focus Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						March 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison 20/20 Focus Fund
                                     File No. 811-08587


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison 20/20 Focus Fund for the annual period ended January 31, 2004. The Form N-SAR was filed using the EDGAR system.



                                                      Very truly yours,



                                                 /s/ Marguerite E.H. Morrison
                                                    Marguerite E.H. Morrison
                                                     Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of March 2004.







Jennison 20/20 Focus Fund





Witness: /s/ Marguerite E.H. Morrison		By: /s/ Grace C. Torres

            Marguerite E.H. Morrison	  	   Grace C. Torres
            Assistant Secretary		      	     Treasurer





























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